The Oncology Institute, Inc.
Insider Trading Compliance Policy

Federal and state laws prohibit trading in the securities of a company while in possession of material non-public information and providing material non-public information to others so that they can trade. Violating such laws can undermine investor trust, harm The Oncology Institute, Inc.’s reputation, and result in your dismissal from The Oncology Institute, Inc. (the “Company”) or even serious criminal and civil charges against you and the Company.
This Insider Trading Compliance Policy (this “Policy”) outlines the responsibilities of individuals subject to this policy to avoid insider trading and implements certain procedures to help avoid even the appearance of insider trading. The Policy consists of seven sections:
•Section I provides an overview;
•Section II sets forth the policies of the Company prohibiting insider trading;
•Section III explains insider trading;
•Section IV consists of procedures that have been put in place by the Company to prevent insider trading;
•Section V sets forth additional transactions that are prohibited by this Policy;
•Section VI explains Rule 10b5-1 trading plans; and
•Section VII refers to the execution and return of a certificate of compliance.
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I. Summary
Preventing insider trading is necessary to comply with securities laws and to preserve the reputation and integrity of the Company as well as that of all persons affiliated with the Company. “Insider trading” occurs when any person purchases or sells a security while in possession of inside information relating to the security. As explained in Section III below, “inside information” is information that is both “material” and “non-public.” Insider trading is a crime. The criminal penalties for violating insider trading laws include imprisonment and fines of up to $5 million for individuals and $25 million for corporations. Insider trading may also result in civil penalties, including, disgorgement of profits and civil fines. Insider trading is also prohibited by this Policy, and violation of this Policy may result in Company-imposed sanctions, including termination of employment for cause.
This Policy applies to all officers, directors and employees of the Company. Individuals subject to this Policy are responsible for ensuring that members of their households also comply with this Policy. This Policy also applies to any entities controlled by individuals subject to the Policy, including any corporations, limited liability companies, partnerships or trusts (such entities, together with all officers, directors and employees of the Company, are referred to as the “Covered Persons”), and transactions by these entities should be treated for the purposes of this Policy and applicable securities laws as if they were for the individual’s own account. The Company may determine that this Policy applies to additional persons with access to material non-public information, such as contractors or consultants. This Policy extends to all activities within and outside an individual’s Company duties. Every officer, director and employee must review this Policy. Questions regarding the Policy should be directed to the Company’s General Counsel or Compliance Officer (as described below).
The General Counsel (the “Compliance Officer”) shall be responsible for the administration of this Policy.
In the absence of the Compliance Officer, responsibility for administering this Policy will rest with the Chief Financial Officer or such other employee as may be designated by the Compliance Officer.

In all cases, the individuals subject to this policy will bear full responsibility for ensuring compliance with this Policy and also for ensuring compliance of their households (and individuals not residing in their households but whose transactions are subject to their influence or control) and entities under the individual’s influence or control are in compliance with this Policy.
Actions taken by the Company, the Compliance Officer, or any other Company personnel do not constitute legal advice, nor do they insulate individuals subject to this Policy from the consequences of noncompliance with this Policy.

II. Statement of Policies Prohibiting Insider Trading
No officer, director or employee (or any other person designated as subject to this Policy) shall purchase or sell any type of security while in possession of material, non-public information relating to the security or the issuer of such security, whether the issuer of such security is the Company or any other company.
Additionally, no officer, director or key employee listed on Schedule I (as amended from time to time) shall purchase or sell any security of the Company during the period beginning on the 14th calendar day before the end of any fiscal quarter of the Company and ending upon completion of the second full trading day after the public release of earnings data for such fiscal quarter or during any other trading suspension period declared by the Company.
These prohibitions do not apply to:
•purchases of the Company’s securities by a Covered Person from the Company or sales of the Company’s securities by a Covered Person to the Company;
•exercises of stock options or other equity awards or the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations in a manner permitted by the applicable equity award agreement, or vesting of equity-based awards, that in each case do not involve a market sale of the Company’s securities (the “cashless exercise” of a Company stock option through a broker does involve a market sale of the Company’s securities, and therefore would not qualify under this exception);
•bona fide gifts of the Company’s securities, unless the person making the gift has reason to believe that the recipient intends to sell the securities while the donor is in possession of material, non-public information about the Company; or
•purchases or sales of the Company’s securities made pursuant to any binding contract, specific instruction or written plan entered into outside of a black-out period and while the purchaser or seller, as applicable, was unaware of any material, non-public information and which contract, instruction or plan (i) meets all of the requirements of the affirmative defense provided by Rule 10b5-1 (“Rule 10b5-1”) promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), (ii) was pre-cleared in advance pursuant to this Policy and (iii) has not been amended or modified in any respect after such initial pre-clearance without such amendment or modification being pre-cleared in advance pursuant to this Policy. For more information about Rule 10b5-1 trading plans, see Section VI below; or
•purchases of the Company’s securities in the Company’s Employee Stock Purchase Plan (“ESPP”) resulting from (i) periodic contributions of money to the plan pursuant to the elections made at the time of enrollment in the ESPP or (ii) lump sum contributions to the ESPP, provided that the plan participant elected to participate by lump-sum payment at the beginning of the applicable enrollment period. (However, the prohibitions of this Policy do apply to a participant’s election to participate, cease participation or otherwise alter their participation in the ESPP, and to a participant’s sale of the Company’s securities purchased pursuant to the ESPP.)

From time to time, events will occur that are material to the Company and cause certain officers, directors, or employees to be in possession of material non-public information. When that happens, the Company will recommend that those in possession of the material non-public information suspend all trading in the Company’s securities until the information is no longer material or has been publicly disclosed.
When such event-specific blackout periods occur, those subject to it will be notified by the Company. The event-specific blackout period will not be announced to those not subject to it, and those subject to it or otherwise aware of it should not disclose it to others.
Even if the Company has not notified you that you are subject to an event-specific blackout period, if you are aware of material non-public information about the Company, you should not trade in Company securities. Any failure by the Company to designate you as subject to an event-specific blackout period, or to notify you of such designation, does not relieve you of your obligation not to trade in the Company’s securities while possessing material non-public information.
In addition, no officer, director or employee shall directly or indirectly communicate (or “tip”) material, non-public information to anyone outside of the Company (except in accordance with the Company’s policies regarding the protection or authorized external disclosure of Company information) or to anyone within the Company other than on a need-to-know basis.

III. Explanation of Insider Trading
“Insider trading” refers to the purchase or sale of a security while in possession of “material,” “non-public” information relating to the security or its issuer.
“Securities” includes stocks, bonds, notes, debentures, options, warrants and other convertible securities, as well as derivative instruments.
“Purchase” and “sale” are defined broadly under the federal securities law. “Purchase” includes not only the actual purchase of a security, but any contract to purchase or otherwise acquire a security. “Sale” includes not only the actual sale of a security, but any contract to sell or otherwise dispose of a security. These definitions extend to a broad range of transactions, including conventional cash-for-stock transactions, conversions, the exercise of stock options, and acquisitions and exercises of warrants or puts, calls or other derivative securities.
A. What Facts are Material?
The materiality of a fact depends upon the circumstances. A fact is considered “material” if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to buy, sell or hold a security, or if the fact is likely to have a significant effect on the market price of the security. Material information can be positive or negative and can relate to virtually any aspect of a company’s business or to any type of security, debt or equity. Also, information that something is likely to happen in the future—or even just that it may happen—could be deemed material.
Examples of material information include (but are not limited to) information about:
•dividends;
•corporate earnings or earnings forecasts;
•possible mergers, acquisitions, tender offers or dispositions;
•major new products or product developments;

•important business developments such as major contract awards or cancellations, developments regarding strategic collaborators, or the status of regulatory submissions;
•management or control changes;
•significant borrowing or financing developments including pending public sales or offerings of debt or equity securities;
•defaults on borrowings;
•cyber security or data security incidents;
•bankruptcies; and
•significant litigation or regulatory actions.
Moreover, material information does not have to be related to a company’s business. For example, the contents of a forthcoming newspaper column that is expected to affect the market price of a security can be material.
Questions regarding material non-public information should be directed to the Company’s Compliance Officer. A good general rule of thumb: When in doubt, do not trade.
B. What is Non-Public?
Information is “non-public” if it is not available to the general public. In order for information to be considered public, it must be widely disseminated in a manner making it generally available to investors through such media as Dow Jones, Business Wire, Reuters, Bloomberg, The Wall Street Journal, Associated Press, or United Press International, a broadcast on widely available radio or television programs, publication in a widely available newspaper, magazine or news web site, a Regulation FD-compliant conference call, or public disclosure documents filed with the Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site.
The circulation of rumors, even if accurate and reported in the media, does not constitute effective public dissemination. In addition, even after a public announcement, a reasonable period of time must lapse in order for the market to react to the information. Generally, one should allow two full trading days following publication as a reasonable waiting period before such information is deemed to be public. For the purposes of this Policy, a “trading day” is a day on which national stock exchanges are open for trading. If, for example, the Company were to make an announcement on a Monday prior to 9:30 a.m. Eastern time, the information would be deemed public after the close of trading on Tuesday. If an announcement were made on a Monday after 9:30 a.m. Eastern time, the information would be deemed public after the close of trading on Wednesday. If you have any question as to whether information is publicly available, please direct an inquiry to the Compliance Officer.
C. Who is an Insider?
“Insiders” include officers, directors and employees of a company and anyone else who has material non-public information about a company. Insiders have independent fiduciary duties to their company and its stockholders not to trade on material, non-public information relating to the company’s securities. All officers, directors and employees of the Company should consider themselves insiders with respect to material, non-public information about the Company’s business, activities and securities. Insiders may not trade in securities while in possession of material non-public information relating to the Company, nor may they tip such information to anyone outside the Company (except in accordance with the Company’s policies regarding the protection or authorized external disclosure of Company information) or to anyone within the Company other than on a “need-to-know” basis.
Individuals subject to this Policy are responsible for ensuring that members of their households also comply with this Policy. This includes family members or anyone else living in the individual’s household and any family members not living with the individual whose transactions in the Company’s securities are directed by the individual or subject to the individual’s influence and control. This Policy also applies to any entities controlled by individuals subject to the Policy, including any corporations, partnerships or trusts, and transactions by these entities should be treated for the purposes of this Policy and applicable securities laws as if they were for the individual’s own account.
D. Trading by Persons Other than Insiders
Insiders may be liable for communicating or tipping material, non-public information to a third party (“tippee”), and insider trading violations are not limited to trading or tipping by insiders. Persons other than insiders also can be liable for insider trading, including tippees who trade on material, non-public information tipped to them or individuals who trade on material, non-public information that has been misappropriated. Insiders may be held liable even if they receive no personal benefit from tipping and even if no close personal relationship exists between them and the tippee.
Tippees inherit an insider’s duties and are liable for trading on material, non-public information illegally tipped to them by an insider. Similarly, just as insiders are liable for the insider trading of their tippees, so are tippees who pass the information along to others who trade. In other words, a tippee’s liability for insider trading is no different from that of an insider. Tippees can obtain material, non-public information by receiving overt tips from others or through, among other things, conversations at social, business, or other gatherings.
E. Use of Information About or Relating to Other Companies
The SEC recently expanded its theory of insider trading liability to include an insider’s trading while in possession of material non-public information relating to “economically linked” companies that the insider had obtained during the course of employment. This type of insider trading has been called “shadow trading.”
If an insider possesses any material non-public information relating to another company that was obtained during the course of employment with the Company, and that information could reasonably affect the share price of such company, the insider may not trade on such information relating to the other company. Insiders also should not disclose to third parties any non-public information they learn about the Company or any other company in the course of employment with the Company, or use such information relating to the other company for personal gain.
F. Penalties for Engaging in Insider Trading
Penalties for trading on or tipping material, non-public information can extend significantly beyond any profits made or losses avoided, both for individuals engaging in such unlawful conduct and their employers. The SEC and Department of Justice have made the civil and criminal prosecution of insider trading violations a top priority. Enforcement remedies available to the government or private plaintiffs under the federal securities laws include:
•SEC administrative sanctions;
•securities industry self-regulatory organization sanctions;
•civil injunctions;
•damage awards to private plaintiffs;
•disgorgement of all profits;
•civil fines for the violator of up to three times the amount of profit gained or loss avoided;
•civil fines for the employer or other controlling person of a violator (i.e., where the violator is an employee or other controlled person) of up to the greater of $2,166,279 (subject to adjustment for inflation) or three times the amount of profit gained or loss avoided by the violator;

•criminal fines for individual violators of up to $5,000,000 ($25,000,000 for an entity); and
•jail sentences of up to 20 years.
In addition, insider trading could result in serious sanctions by the Company, including dismissal. Insider trading violations are not limited to violations of the federal securities laws. Other federal and state civil or criminal laws, such as the laws prohibiting mail and wire fraud and the Racketeer Influenced and Corrupt Organizations Act (RICO), also may be violated in connection with insider trading.
G. Size of Transaction and Reason for Transaction Do Not Matter
The size of the transaction or the amount of profit received does not have to be significant to result in prosecution. The SEC has the ability to monitor even the smallest trades, and the SEC performs routine market surveillance. Brokers and dealers are required by law to inform the SEC of any possible violations by people who may have material, non-public information. The SEC aggressively investigates even small insider trading violations.
H. Examples of Insider Trading
Examples of insider trading cases include:
•actions brought against corporate officers, directors, and employees who traded in a company’s securities after learning of significant confidential corporate developments;
•friends, business associates, family members and other tippees of such officers, directors, and employees who traded in the securities after receiving such information;
•government employees who learned of such information in the course of their employment; and
•other persons who misappropriated, and took advantage of, confidential information from their employers.
The following are illustrations of insider trading violations. These illustrations are hypothetical and, consequently, not intended to reflect on the actual activities or business of the Company or any other entity.
Trading by Insider
An officer of X Corporation learns that earnings to be reported by X Corporation will increase dramatically. Prior to the public announcement of such earnings, the officer purchases X Corporation’s stock. The officer, an insider, is liable for all profits as well as penalties of up to three times the amount of all profits. The officer also is subject to, among other things, criminal prosecution, including up to $5,000,000 in additional fines and 20 years in jail. Depending upon the circumstances, X Corporation and the individual to whom the officer reports also could be liable as controlling persons.
Trading by Tippee
An officer of X Corporation tells a friend that X Corporation is about to publicly announce that it has signed an agreement for a major acquisition. This tip causes the friend to purchase X Corporation’s stock in advance of the announcement. The officer is jointly liable with his friend for all of the friend’s profits, and each is liable for all civil penalties of up to three times the amount of the friend’s profits. The officer and his friend are also subject to criminal prosecution and other remedies and sanctions, as described above.
I. Prohibition of Records Falsification and False Statements
Section 13(b)(2) of the 1934 Act requires companies subject to the 1934 Act to maintain proper internal books and records and to devise and maintain an adequate system of internal accounting controls. The SEC has supplemented the statutory requirements by adopting rules that prohibit (1) any person from falsifying records or accounts subject to the above requirements and (2) officers or directors from making any materially false, misleading, or incomplete statement to any accountant in connection with any audit or filing with the SEC. These provisions reflect the SEC’s intent to discourage officers, directors and other persons with access to the Company’s books and records from taking action that might result in the communication of materially misleading financial information to the investing public. Falsifying records or accounts or making materially false, misleading or incomplete statements in connection with an audit or filing with the SEC could also result in criminal penalties for obstruction of justice.

IV. Statement of Procedures Preventing Insider Trading
The following procedures have been established, and will be maintained and enforced, by the Company to prevent insider trading. Every officer, director and designated employee is required to follow these procedures.
A.Blackout Periods
The period during which the Company prepares quarterly financials is a sensitive time for insider trading purposes, as Company personnel may be more likely to possess, or be presumed to possess, material non-public information. To avoid the appearance of impropriety and assist Company personnel in planning transactions in the Company’s securities for appropriate times, no officer, director, or key employee listed on Schedule I (as amended from time to time) shall purchase or sell any security of the Company during the period beginning on the 14th calendar day before the end of any fiscal quarter of the Company and ending upon completion of the second full trading day after the public release of earnings data for such fiscal quarter or during any other trading suspension period declared by the Company, except for:
•purchases of the Company’s securities from the Company or sales of the Company’s securities to the Company;
•exercises of stock options or other equity awards, the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations in a manner permitted by the applicable equity award agreement, or the vesting of equity-based awards that do not involve a market sale of the Company’s securities (the cashless exercise of a Company stock option through a broker does involve a market sale of the Company’s securities, and therefore would not qualify under this exception);
•bona fide gifts of the Company’s securities;
•purchases or sales of the Company’s securities made pursuant to any binding contract, specific instruction, or written plan entered into while the purchaser or seller, as applicable, was unaware of any material non-public information and which contract, instruction, or plan (i) meets all requirements of the affirmative defense provided by Rule 10b5-1, (ii) was precleared in advance pursuant to this Policy, and (iii) has not been amended or modified in any respect after such initial preclearance without such amendment or modification being precleared in advance pursuant to this Policy; and
· purchases of the Company’s securities in the Company’s ESPP resulting from (i) periodic contributions of money to the plan pursuant to the elections made at the time of enrollment in the ESPP or (ii) lump sum contributions to the ESPP, provided that the plan participant elected to participate by lump-sum payment at the beginning of the applicable enrollment period. (However, the blackout period does apply to a participant’s election to participate, cease participation or otherwise alter their participation in the ESPP, and to a participant’s sale of the Company’s securities purchased pursuant to the ESPP.)
Exceptions to the blackout period policy may be approved only by the Company’s General Counsel or Chief Financial Officer or, in the case of exceptions for directors, the Board of Directors or Audit Committee of the Board of Directors.

From time to time, the Company, through the Board of Directors, the Company’s General Counsel or Chief Financial Officer, may recommend that officers, directors, employees, or others suspend trading in the Company’s securities because of developments that have not yet been disclosed to the public. Subject to the exceptions noted above, all those affected should not trade in the Company’s securities while the suspension is in effect, and should not disclose to others that the Company has suspended trading.
A.Pre-Clearance of All Trades by All Officers, Directors and Certain Employees
To provide assistance in preventing inadvertent violations of applicable securities laws and to avoid the appearance of impropriety in connection with the purchase and sale of the Company’s securities, all transactions in the Company’s securities (including without limitation, acquisitions and dispositions of Company stock, the exercise of stock options, elective transactions under 401(k)/ESPP/deferred compensation plans and the sale of Company stock issued upon exercise of stock options) by officers, directors and key employees as are designated in Schedule I, as may be amended from time to time by the Board of Directors, the Chief Executive Officer, Chief Financial Officer or the General Counsel as being subject to this pre-clearance process (each, a “Pre-Clearance Person”) must be pre-cleared by the Company’s General Counsel, except for certain exempt transactions as explained in Section VI of this Policy. Pre-clearance does not relieve anyone of his or her responsibility under SEC rules. For the avoidance of doubt, any designation by the Board of Directors of the employees who are subject to pre-clearance may be updated from time to time by the Chief Executive Officer, the Chief Financial Officer or the General Counsel.
A request for pre-clearance may be oral or in writing (including without limitation by e-mail), should be made at least two (2) business days in advance of the proposed transaction and should include the identity of the Pre-Clearance Person, the type of proposed transaction (for example, an open market purchase, a privately negotiated sale, an option exercise, etc.), the proposed date of the transaction and the number of shares, options or other securities to be involved. In addition, unless otherwise determined by the General Counsel, the Pre-Clearance Person must execute a certification (in the form approved by the General Counsel) that he, she or it is not aware of material, non-public information about the Company. The General Counsel shall have sole discretion to decide whether to clear any contemplated transaction, provided that the Chief Financial Officer shall have sole discretion to decide whether to clear transactions by the General Counsel or persons or entities subject to this policy as a result of their relationship with the General Counsel. All trades that are pre-cleared must be effected within five business days of receipt of the pre-clearance unless a specific exception has been granted by the General Counsel (or the Chief Financial Officer, in the case of the General Counsel or persons or entities subject to this policy as a result of their relationship with the General Counsel). A pre-cleared trade (or any portion of a pre-cleared trade) that has not been effected during the five business day period must be pre-cleared again prior to execution. Notwithstanding receipt of pre-clearance, if the Pre-Clearance Person becomes aware of material, non-public information or becomes subject to a black-out period before the transaction is effected, the transaction may not be completed.
None of the Company, the General Counsel or Chief Financial Officer, or the Company’s other employees will have any liability for any delay in reviewing, or refusal of, a request for preclearance submitted pursuant to this Section IV.B. Notwithstanding any preclearance of a transaction pursuant to this Section IV.B, none of the Company, the General Counsel or Chief Financial Officer, or the Company’s other employees assumes any liability for the legality or consequences of such transaction to the person engaging in such transaction.
C. Post-Termination Transactions

With the exception of the preclearance requirement, this Policy continues to apply to transactions in the Company’s securities even after termination of service to the Company. If an individual is in possession of material, non-public information when his or her service terminates, that individual may not trade in the Company’s securities until that information has become public or is no longer material.
D. Information Relating to the Company
1. Access to Information
Access to material, non-public information about the Company, including the Company’s business, earnings or prospects, should be limited to officers, directors and employees of the Company on a need-to-know basis. In addition, such information should not be communicated to anyone outside the Company under any circumstances (except in accordance with the Company’s policies regarding the protection or authorized external disclosure of Company information) or to anyone within the Company on an other than need-to-know basis.
In communicating material, non-public information to employees of the Company, all officers, directors and employees must take care to emphasize the need for confidential treatment of such information and adherence to the Company’s policies with regard to confidential information.
2. Inquiries From Third Parties
Inquiries from third parties, such as industry analysts or members of the media, about the Company should be directed to the Chief Financial Officer or the General Counsel.
E. Limitations on Access to Company Information
The following procedures are designed to maintain confidentiality with respect to the Company’s business operations and activities.
All officers, directors and employees should take all steps and precautions necessary to restrict access to, and secure, material, non-public information by, among other things:
•maintaining the confidentiality of Company-related transactions;
•conducting their business and social activities so as not to risk inadvertent disclosure of confidential information. Review of confidential documents in public places should be conducted so as to prevent access by unauthorized persons;
•restricting access to documents and files (including computer files) containing material, non-public information to individuals on a need-to-know basis (including maintaining control over the distribution of documents and drafts of documents);
•promptly removing and cleaning up all confidential documents and other materials from conference rooms following the conclusion of any meetings;
•disposing of all confidential documents and other papers, after there is no longer any business or other legally required need, through shredders when appropriate;
•restricting access to areas likely to contain confidential documents or material, non-public information;
•safeguarding laptop computers, mobile devices, tablets, memory sticks, CDs and other items that contain confidential information; and
•avoiding the discussion of material, non-public information in places where the information could be overheard by others such as in elevators, restrooms, hallways, restaurants, airplanes or taxicabs.
Personnel involved with material, non-public information, to the extent feasible, should conduct their business and activities in areas separate from other Company activities.

V. Additional Prohibited Transactions

The Company has determined that there is a heightened legal risk and/or the appearance of improper or inappropriate conduct if the persons subject to this Policy engage in certain types of transactions. Therefore, officers, directors and employees shall comply with the following policies with respect to certain transactions in the Company securities:
A. Short Sales
Short sales of the Company’s securities evidence an expectation on the part of the seller that the securities will decline in value, and therefore signal to the market that the seller has no confidence in the Company or its short-term prospects. In addition, short sales may reduce the seller’s incentive to improve the Company’s performance. For these reasons, short sales of the Company’s securities are prohibited by this Policy. In addition, Section 16(c) of the 1934 Act absolutely prohibits Section 16 reporting persons (i.e., directors, certain officers and the Company’s 10% stockholders) from making short sales of the Company’s equity securities, i.e., sales of shares that the insider does not own at the time of sale, or sales of shares against which the insider does not deliver the shares within 20 days after the sale.
B. Options
A transaction in options is, in effect, a bet on the short-term movement of the Company’s stock and therefore creates the appearance that an officer, director or employee is trading based on inside information. Transactions in options, whether traded on an exchange, on any other organized market or on an over-the-counter market, also may focus an officer’s, director’s or employee’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in puts, calls or other derivative securities involving the Company’s equity securities, on an exchange, on or in any other organized market or on an over-the-counter market, are prohibited by this Policy.
C. Hedging Transactions
Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow an officer, director, or employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. Such transactions allow the officer, director, or employee to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the officer, director, or employee may no longer have the same objectives as the Company’s other stockholders. Therefore, such transactions involving the Company’s equity securities are prohibited by this Policy.
D. Purchases of the Company’s Securities on Margin; Pledging the Company’s Securities to Secure Margin or Other Loans
Purchasing on margin means borrowing from a brokerage firm, bank or other entity in order to purchase the Company’s securities (other than in connection with a cashless exercise of stock options through a broker under the Company’s equity plans). Margin purchases of the Company’s securities are prohibited by this Policy except as otherwise pre-approved by the Board of Directors in each instance. Pledging the Company’s securities as collateral to secure loans is prohibited. This prohibition means, among other things, that you cannot hold the Company’s securities in a “margin account” (which would allow you to borrow against your holdings to buy securities).
E. Director and Executive Officer Cashless Exercises
The Company will not arrange with brokers to administer cashless exercises on behalf of directors and executive officers of the Company. Directors and executive officers of the Company may use the cashless exercise feature of their equity awards only if (i) the director or officer retains a broker independently of the Company, (ii) the Company’s involvement is limited to confirming that it will deliver the stock promptly upon payment of the exercise price,

(iii) the director or officer uses a “T+2” cashless exercise arrangement, in which the Company agrees to deliver stock against the payment of the purchase price on the same day the sale of the stock underlying the equity award settles and (iv) the director or officer otherwise complies with this Policy. Under a T+2 cashless exercise, a broker, the issuer, and the issuer’s transfer agent work together to make all transactions settle simultaneously. This approach is to avoid any inference that the Company has “extended credit” in the form of a personal loan to the director or executive officer. Questions about cashless exercises should be directed to the General Counsel.
F. Partnership Distributions
Nothing in this Policy is intended to limit the ability of a venture capital partnership or other similar entity with which a director is affiliated to distribute Company securities to its partners, members or other similar persons. It is the responsibility of each affected director and the affiliated entity, in consultation with their own counsel (as appropriate), to determine the timing of any distributions, based on all relevant facts and circumstances and applicable securities laws.

VI. Rule 10b5-1 Trading Plans, Section 16 and Rule 144
A. Rule 10b5-1 Trading Plans
The trading restrictions set forth do not apply to transactions under a previously established contract, plan, or instruction to trade in the Company’s stock in accordance with the terms of Rule 10b5-1 and all applicable state laws (a “Trading Plan”) that:
•has been submitted to and preapproved by the Company’s General Counsel or Chief Financial Officer, or such other person as the Board of Directors may designate from time to time (the “Authorizing Officer”);
•includes a Cooling-Off Period (as defined below);
•you entered into in good faith at a time when you were not in possession of material non-public information about the Company;
•if you are a director or officer, includes a representation certifying that: (i) you are not aware of any material non-public information, and (ii) you are adopting the plan in good faith and not as part of a plan or scheme to evade the prohibitions in Rule 10b5-1;
•either (i) specifies the amounts, prices, and dates of all security transactions under the Trading Plan or (ii) provides a written formula, algorithm, or computer program for determining the amount, price, and date of the transactions; and
•prohibits you from exercising any subsequent influence over the transactions.
Any Trading Plan must be approved by the Authorizing Officer prior to the entry into the Trading Plan and any subsequent modification or termination. No further pre-approval of transactions conducted pursuant to the Trading Plan will be required.
After a Trading Plan is approved, you must wait for a cooling-off period before the first trade is made under the plan. Pursuant to the SEC’s rules, a Trading Plan must include a cooling-off period before trading can commence that, (i) for directors or officers, ends on the later of 90 days after the adoption or modification of the Trading Plan or two business days following the disclosure of the Company’s financial results in an SEC periodic report for the fiscal quarter in which the Trading Plan was adopted (but in any event, the required cooling-off period is subject to a maximum of 120 days after adoption of the plan), and (ii) for persons other than directors or officers, ends 30 days following the adoption or modification of the Trading Plan (the “Cooling-Off Period”).
Only one Trading Plan should be in effect at any one time except under the following limited circumstances permitted by Rule 10b5-1 and subject to pre-approval by the Authorizing Officer: (i) you may enter into a series of separate contracts with different broker-dealers or other agents to execute trades under a single Trading Plan, provided that the individual constituent contracts with each broker-dealer or other agent, when taken together as a whole, meet all of the applicable conditions of and remain collectively subject to Rule 10b5-1; (ii) to facilitate continuous coverage of trading activity, you may simultaneously maintain one later-commencing Trading Plan under which trades are not scheduled to begin until completion or expiration of all trades under the predecessor Trading Plan; and (iii) “sell-to-cover” plans that authorize an agent to sell only such securities as are necessary to satisfy tax withholding obligations that arise from the vesting of a compensatory award, provided that you do not otherwise exercise control over the timing of such sales. Any Trading Plans that would call for execution of a single trade are limited to one such plan in a consecutive 12-month period.
Any modification or change to the amount, price, or timing of transactions under a Trading Plan is the equivalent of entering into a new trading plan and cancelling the old trading plan, and such modification would trigger a new Cooling-Off Period. You must act in good faith with respect to the Trading Plan, and you may only amend or revoke a Trading Plan outside of quarterly trading blackout periods when you do not possess material non-public information. Any revocation of a Trading Plan must be preapproved by the Authorizing Officer, and you must wait (i) for the completion of the Cooling-Off Period before you trade outside of a revoked Trading Plan and (ii) for at least 180 days before you may establish a new Trading Plan.
The Company reserves the right to publicly announce, or respond to inquiries from the media regarding, the implementation of Trading Plans or the execution of transactions made under a Trading Plan. The Company also reserves the right from time to time to suspend, discontinue, or otherwise prohibit transactions under a Trading Plan if the Authorizing Officer or the Board of Directors, in its discretion, determines that such suspension, discontinuation, or other prohibition is in the best interests of the Company.
The cashless exercise of options under Trading Plans is permitted only through “same-day sales,” in which the option holder does not pay for the stock up front, but rather receives cash equal to the difference between the stock value and option exercise price. Transactions prohibited under Section V of this Policy, including short sales and hedging transactions, may not be carried out through a Trading Plan.
Compliance of a Trading Plan with the terms of Rule 10b5-1 and the execution of transactions pursuant to the Trading Plan are the sole responsibility of the person initiating the Trading Plan, and none of the Company, the Authorizing Officer, or the Company’s other employees assume any liability for any delay in reviewing and/or refusing a Trading Plan submitted for approval nor the legality or consequences relating to a person entering into or trading under a Trading Plan.
Trading Plans do not exempt officers, directors and 10% stockholders from complying with Section 16 short-swing profit rules or liability.
During an open trading window, trades differing from Trading Plan instructions that are already in place are allowed as long as the Trading Plan continues to be followed.
B. Section 16: Insider Reporting Requirements, Short-Swing Profits, and Short Sales (Applicable to Officers, Directors, and 10% Stockholders)
1.Reporting Obligations Under Section 16(a): SEC Forms 3, 4, and 5
Section 16(a) of the 1934 Act generally requires all officers, directors, and 10% stockholders (“Section 16 Insiders”), within 10 days after becoming a Section 16 Insider, to file with the SEC an “Initial Statement of Beneficial Ownership of Securities” on SEC Form 3, listing the amount of the Company’s stock, options, and warrants that the Section 16 Insider beneficially owns. Following the initial filing on SEC Form 3, changes in beneficial ownership of the Company’s stock, options, and warrants must be reported on SEC Form 4, generally within two days after the date on which such change occurs, or in certain cases on Form 5, within 45 days after fiscal year-end. The two-day Form 4 deadline begins to run from the trade date rather than the settlement date. A Form 4 must be filed even if, as a result of balancing transactions, there has been no net change in holdings. In certain situations, purchases or sales of Company stock made within six months prior to the filing of a Form 3 must be reported on Form 4. Similarly, certain purchases or sales of Company stock made within six months after an officer or director ceases to be a Section 16 Insider must be reported on Form 4.
1.Recovery of Profits Under Section 16(b)

For the purpose of preventing the unfair use of information that may have been obtained by a Section 16 Insider, any profits realized by a Section 16 Insider from any “purchase” and “sale” of Company stock during a six-month period, so called “short-swing profits,” may be recovered by the Company. When such a purchase and sale occurs, good faith is no defense. The insider is liable, even if compelled to sell for personal reasons, and even if the sale takes place after full disclosure and without the use of any material non-public information.
The Section 16 Insider under Section 16(b) of the 1934 Act is only to the Company itself. The Company, however, cannot waive its right to short swing profits, and any Company stockholder can bring suit in the name of the Company. Reports of ownership filed with the SEC on Form 3, Form 4, or Form 5 pursuant to Section 16(a) (discussed above) are readily available to the public, and certain attorneys carefully monitor these reports for potential Section 16(b) violations. In addition, liabilities under Section 16(b) may require separate disclosure in the Company’s annual report to the SEC on Form 10-K or its proxy statement for its annual meeting of stockholders. No suit may be brought more than two years after the date the profit was realized. However, if the Section 16 Insider fails to file a report of the transaction under Section 16(a), as required, the two-year limitation period does not begin to run until after the transactions giving rise to the profit have been disclosed. Failure to report transactions and late filing of reports require separate disclosure in the Company’s proxy statement.
Officers and directors should consult the attached “Short-Swing Profit Rule Section 16(b) Checklist” attached hereto as “Attachment A” in addition to consulting the General Counsel prior to engaging in any transactions involving the Company’s securities, including, without limitation, the Company’s stock, options, or warrants.
1.Short Sales Prohibited Under Section 16(c)

Section 16(c) of the 1934 Act absolutely prohibits Section 16 Insiders from making short sales of the Company’s equity securities. Short sales include sales of stock that the Section 16 Insider does not own at the time of sale, or sales of stock against which the Section 16 Insider does not deliver the shares within 20 days after the sale. Under certain circumstances, the purchase or sale of put or call options, or the writing of such options, can result in a violation of Section 16(c). Section 16 Insiders violating Section 16(c) face criminal liability.
Officers, directors and 10% shareholders should consult the General Counsel if they have any questions regarding reporting obligations, short-swing profits or short sales under Section 16.
C. Rule 144 (Applicable to Section 16 Insiders)
Rule 144 provides a safe harbor exemption to the registration requirements of the Securities Act of 1933, as amended, for certain resales of “restricted securities” and “control securities.” “Restricted securities” are securities acquired from an issuer, or an affiliate of an issuer, in a transaction, or chain of transactions, not involving a public offering. “Control securities” are any securities owned by directors, executive officers, or other “affiliates” of the issuer, including stock purchased in the open market and stock received upon exercise of stock options. Sales of Company securities by affiliates (generally, Section 16 Insiders of the Company) must comply with the requirements of Rule 144, which are summarized below:
•Current Public Information. The Company must have filed all SEC-required reports during the last 12 months.
•Volume Limitations. Total sales of Company common stock by a covered individual for any three-month period may not exceed the greater of: (i) 1% of the total number of outstanding shares of Company common stock, as reflected in the most recent report or statement published by the Company, or (ii) the average weekly reported volume of such shares traded during the four calendar weeks preceding the filing of the requisite Form 144.
•Method of Sale. The shares must be sold either in a “broker’s transaction” or in a transaction directly with a “market maker.” A “broker’s transaction” is one in which the broker does no more than execute the sale order and receive the usual and customary commission. Neither the broker nor the selling person can solicit or arrange for the sale order. In addition, the selling person or member of the Board of Directors must not pay any fee or commission other than to the broker. A “market maker” includes a specialist permitted to act as a dealer, a dealer acting in the position of a block positioner, and a dealer who holds himself out as being willing to buy and sell Company common stock for his own account on a regular and continuous basis.
•Notice of Proposed Sale. A notice of the sale (a Form 144) must be filed with the SEC at the time of the sale. Brokers generally have internal procedures for executing sales under Rule 144, and will assist in completing the Form 144 and in complying with the other requirements of Rule 144.
An individual subject to Rule 144 must instruct their broker who handles trades in Company securities to follow the brokerage firm’s Rule 144 compliance procedures in connection with all trades.

VII. Execution and Return of Certification of Compliance
After reading this Policy and on an annual basis, all officers, directors and employees should execute and return to the Company’s General Counsel the Certification of Compliance form attached hereto as “Attachment A.”
* * * * *

Effective Date: February 26, 2025

Schedule i
DESIGNATED PERSONS SUBJECT TO PRE-CLEARANCE REQUIREMENTS

Pre-clearance requirements shall apply to all TOI and friendly PC: Directors of the Board, Executives, Vice-Presidents, Department Directors, Physician Senior Leadership Counsel Members, and any other role currently existing, or existing in the future, that would reasonably be expected to be in regular possession of material non-public information.

1.Schedule iI
DESIGNATED EMPLOYEES SUBJECT TO BLACKOUT PERIOD

Quarterly Blackout requirements shall apply to all TOI and friendly PC: Directors of the Board, Executives, Vice-Presidents, Department Directors, Physician Executive Committee Members, and any other role currently existing, or existing in the future, that would reasonably be expected to be in regular possession of material non-public information.

ATTACHMENT A
Short-Swing Profit Rule Section 16(b) Checklist
Note: ANY combination of PURCHASE AND SALE or SALE AND PURCHASE within six months of each other by an officer, director, or 10% stockholder (or any family member living in the same household or certain affiliated entities) results in a violation of Section 16(b), and the “profit” must be recovered by The Oncology Institute, Inc. (the “Company”). It makes no difference how long the shares being sold have been held or, for officers and directors, that you were an insider for only one of the two matching transactions. The highest priced sale will be matched with the lowest priced purchase within the six-month period.
Sales
If a sale is to be made by an officer, director, or 10% stockholder (or any family member living in the same household or certain affiliated entities):
1.Have there been any purchases by the insider (or family members living in the same household or certain affiliated entities) within the past six months?
2.Have there been any option grants or exercises not exempt under Rule 16b-3 within the past six months?
3.Are any purchases (or nonexempt option exercises) anticipated or required within the next six months?
4.Has a Form 4 been prepared?
Note: If a sale is to be made by an affiliate of the Company, has a Form 144 been prepared and has the broker been reminded to sell pursuant to Rule 144?
Purchases And Option Exercises
If a purchase or option exercise for Company stock is to be made:
1.Have there been any sales by the insider (or family members living in the same household or certain affiliated entities) within the past six months?
2.Are any sales anticipated or required within the next six months (such as tax-related or year-end transactions)?
3.Has a Form 4 been prepared?
Before proceeding with a purchase or sale, consider whether you are aware of material non-public information that could affect the price of the Company stock. All transactions in the Company’s securities by officers and directors must be precleared by contacting the Company’s General Counsel or Chief Financial Officer

Attachment B
CERTIFICATION OF COMPLIANCE

TO: Mark Hueppelsheuser, General Counsel
FROM: __________________________
RE: INSIDER TRADING COMPLIANCE POLICY OF THE ONCOLOGY INSTITUTE, INC.

I have received, reviewed and understand the above-referenced Insider Trading Compliance Policy and undertake, as a condition to my present and continued employment with (or, if I am not an employee, affiliation with) The Oncology Institute, Inc., to comply fully with the policies and procedures contained therein.
I hereby certify, to the best of my knowledge, that during the calendar year ending December 31, 20[__], I have complied fully with all policies and procedures set forth in the above referenced Insider Trading Compliance Policy.

___________________________ _______________ SIGNATURE DATE
___________________________ TITLE